SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2014

First Connecticut Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-171913	45-1496206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Farm Glen Boulevard, Farmington, Connecticut 06032
(860) 676-4600
(Address and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02(d)(5)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02(d)(5)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 22, 2014, the Compensation Committee of First Connecticut Bancorp, Inc., (the “Company”) granted 10,000 Stock Options of Company Common Stock to Directors Patience P. (“Duby”) McDowell and James T. Healey, Jr. at the closing price for such Common Stock at the end of trading on September 22, 2014.  Ms. McDowell and Mr. Healey recently joined the Company’s Board of Directors.

The Stock options were granted pursuant to the Company's 2012 Stock Incentive Plan and are exercisable in equal 20% increments over a five year period, the first 20% having vested on the grant date and the subsequent vesting on each September 22nd of the following years.  The Stock Options must be fully exercised within ten years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CONNECTICUT BANCORP, INC.
Registrant

September 25, 2014	By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman, President and
and Chief Executive Officer